                                                                  EXHIBIT 10.19

                                    STANDARD

                                 SALES CONTRACT
                       ANN ARBOR AREA BOARD OF REALTORS(R)

                                                                     Page 1 of 3

Listing office SWISHER REALTY                  Selling office MARTEN/DAVIS, LTD.
               ------------------------                       ------------------------

Address 208 E. WASHINGTON ST.                  Address 2360 E. STADIUM BLVD. #16
        -------------------------------                -------------------------------

ANN ARBOR, MI  48104                           ANN ARBOR, MI  48104
---------------------------------------        ---------------------------------------

Telephone 734-663-0501 Fax 734-663-0316        Telephone 734-973-3185 Fax 734-973-3188
          ------------     ------------                  ------------     ------------

Listing Agent   ROBERT BLISS                   Selling Agent  RONALD D. MARTEN, CCIM
                -----------------------                       ------------------------

---------------------------------------        ---------------------------------------

Agency Status:                                                     Agency's Status:
[X]  Seller's     [ ] Dual     [ ] Transaction Coordinator  [ ] Sub  [X] Buyer's     [ ] Dual       [ ] Transaction Coordinator

RE:  THE PROPERTY KNOWN AS     300 PARKLAND PLAZA             ANN ARBOR                  48103
                               ----------------------------------------------------------------
                                   (Street)                     (City)                (Zip Code)

THIS CONTRACT, dated this 28 day of August, 1998 is between
SELLER: SENSYS TECHNOLOGIES INC.
        ------------------------
        Address:   8419 Terminal Road, Newington, VA 22122-1430 and
                   ------------------------------------------------

PURCHASER:  NORALDEEN M. RIDHA & DR. SALAM JAFFAR (FOR AN LLC TO BE FORMED)
            ---------------------------------------------------------------
               Address:    2038 S. SEVENTH, ANN ARBOR, MI  48103
                           ------------------------------------------------
               Seller agrees to sell and convey, subject to easements and restrictive covenants of record, and subject to the lien of taxes not yet due and payable at time of closing, and Purchase agrees to purchase the property situated in the City Twp of SCIO County of WASHTENAW, State of Michigan, commonly known as 300 PARKLAND PLAZA

LEGAL DESCRIPTION:COM AT N. 25 COR OF SEC 26 TH N85/0.95  W/097 ETC.  8.86 ACRES
                  --------------------------------------------------------------
               And as will be completed described in the title insurance commitment.

SALE PRICE:One Million Five Hundred Seventy Five Thousand Dollars($1,575,000.00)
           ---------------------------------------------------------------------

EARNEST MONEY:  Seller acknowledges Twenty Five Thousand Dollars ($225,000.00)
                                   -------------------------------------------
               Paid by Purchaser as earnest money upon signing of this contract by Purchaser. This money will be deposited and held in selling broker's escrow account until closing of sale, at which time it will be credit to Purchaser. If this contract is not accepted, the earnest money deposit will be returned in full to Purchaser.

TERMS: Balance of One Million Five Hundred Fifty Thousand Dollars ($1,550,000.00) To be paid as follows: CASH IN FULL AT TIME OF CLOSING. THIS OFFER IS SUBJECT TO AND CONTINGENT UPON THE PURCHASER OBTAINING A SATISFACTORY MORTGAGE COMMITMENT IN THE AMOUNT OF $1,000,000.00 (ONE MILLION DOLLARS) FROM A FINANCIAL INSTITUTION OF PURCHASERS

               CHOISE ON OR BEFORE 11/15/98. THIS FINANCING CONTINGENCY TO BE REMOVED IN WRITING ON OR BEFORE 11/15/98.

CASH FUNDS:    Purchaser confirms that cash or certified funds will be available to meet the requirements for down payment, closing costs and escrow deposits.

 OTHER CONDITIONS:

               THE SELLER HEREBY AGREES TO LEASE BACK 12,500 S.F. +/- FROM THE PURCHASE FOR FIVE (5) YEARS ON THE FOLLOWING TERMS: $9.00 P.S.F. (PURE NET). SELLER TO PAY 50% OF TAXES, INSURANCE, AND ALL UTILITIES THAT CAN NOT BE SEPARATELY METERED (100% OF ALL UTILITIES THAT CAN BE SEPARATELY METERED AT A REASONABLE COST). ALL OTHER TERMS AND CONDITIONS TO BE AGREED UPON ON OR BEFORE 11/1/98.

INCLUSIONS:    This contract includes all fixtures, improvements and
               appurtenances attached to the property as of this date, including but not limited to: all lighting and plumbing fixtures, shades, louvered blinds, curtains, curtain rods, drapes, drapery hardware, wall-to-wall carpeting, purchased water softeners, automatic garage door equipment, storm windows and doors, screens, awnings and antennas, including rotor equipment, if any, as well as the following personal property for which a bill of sale will be given, namely: ALL INTERIOR MOVABLE PARTITIONS, DOORS, KITCHEN EQUIPMENT INCLUDING STOVES, REFRIGERATORS,
               MICROWAVES, CABINETS, COUNTERS AND LUNCH ROOM FURNITURE (I.E.
               TABLES AND CHAIRS ETC.)

EXCLUSIONS:
           ---------------------------------------------------------------------

PURCHASERS' INITIALS   /s/ N.M.D.   /   /s/ S.J. SELLERS' INITIALS  /s/ R.R.B. /
                       -------------------------                    ------------
                     (Date) 8/28/98 /  8-28-98       (Date)         9/2/98     /
                            -------------------            ---------------------

                               ALL SALES CONTRACTS
                       ANN ARBOR AREA BOARD OF REALTORS(R)

                                   Page 2 of 3

  RE:  THE PROPERTY KNOWN AS   300 PARKLAND PLAZA   ANN ARBOR         48103
                             ---------------------------------------------------
                                   (Street)           (City)        (Zip Code)

WARRANTY: Seller warrants that all equipment and improvements, except those excluded below or otherwise disclosed in writing, are in working condition at the time of possession, and that premises will be free and clear of trash and debris and will be left in broom-clean condition. Purchase agrees to accept the property in "as is" condition. Excluded from this warranty:_________________________________________________________________
      ________________________ PURCHASER ACKNOWLEDGES HAVING BEEN ADVISED TO HAVE A CONTRACTOR'S INSPECTION OF THE PROPERTY. Both parties agree that neither party has relied on any representation of broker or broker's agents concerning the fitness and condition of the property. Broker and agents assume no responsibility for the condition of the property or for the performance of the contract by any or all parties.

      PURCHASER [ ] DOES [x] DOES NOT ACKNOWLEDGE RECEIPT OF THE SELLER'S DISCLOSURE STATEMENT.

SPECIAL ASSESSMENTS: All special assessments that have been assessed and are a lien on the property at the date of closing will be paid by Seller. The cost of duly authorized improvements that are subject to future assessments against the property assessed after the date of closing will be paid by Purchaser.

BENEFIT CHARGES: Any benefit charges against the property made by any government authority for installation of, or tap-in fees for, water service, sanitary sewer, and/or storm sewer service, for which charges have been made, incurred and/or billed before the date of closing, will be paid by Seller. Any charges incurred after closing will be paid by Purchaser.

PRORATION: Rents, fuel, insurance, interest, or association fees, where applicable, are to be prorated as of the date of closing. Taxes will be prorated as if paid in advance on a 30-day-month, 360-day-year basis to date of closing, based on the due date of the taxing authority. Seller represents that if Seller acquired title after January 1, 1995, Seller has complied with 1994 PA 415/MCLA 211.27, requiring the disclosure of purchase price to the local assessor. Listing broker will retain from Seller $ TEN THOUSAND DOLLARS ($10,000.00) to be applied to final billing for municipal utility charges. After payment, any balance remaining will be remitted to Seller and any balance due will be paid by Seller.

CLOSING: Purchase to be closed on or before December 01, 1998 Purchaser will have the right to walk through property within forty-eight (48) hours prior to closing.*subject to tenant rights.

POSSESSION:  Possession to be given on or before  December 01, 1998 *.  From and including the date of closing, up to but not including the date of vacating property as agreed, Seller will pay the sum of $ N/A per day. Listing broker will retain in escrow from Seller at closing the sum of $ N/A for occupancy between the time of closing and delivery of keys by Seller to listing broker or Purchaser. Within fourteen
            (14) days after delivery of keys by Seller, broker will disburse escrow according to the terms of the escrow agreement.

FORM OF CONVEYANCE:  Seller agrees to grant and convey, as above required, by
            [x] warranty deed [ ]current Washtenaw County Bar Association form of land contract of a_____________________ marketable title to the property. Seller will pay transfer tax when title passes.

TITLE INSURANCE: Seller will provide an owner's policy of title insurance, including a policy commitment prior to closing, in the amount of the sale price, at Seller's expense. Title insurance shall be issued[ ] with [x} without standard exceptions at no additional cost to the[ ] Seller [x] Purchaser, provided that any special exception improved by the Title Company shall be subject to Purchaser's approval. [x] Seller [ ]Purchaser shall provide any stake survey and/or mortgage report required by the title insurance company.

CASUALTY LOSS: Until delivery of deed/land contract, risk of loss by fire, windstorm or otherwise is assumed by Seller.

CONTINGENCIES: If any contingency in this contract is not removed in writing by the required date, this contract becomes voidable. After the required date, and until the contingency is removed, either party may terminate the contract by written notice to the other at which time the earnest money will be returned in full to Purchaser.

BINDING CONTRACT AND ASSIGMENT: Contract binds Purchaser, Seller, their heirs and personal representatives, and anyone succeeding to their interest in the property. Purchaser will not assign contract without Seller's prior written permission. Unless modified or waived in writing, all covenants, warranties and representations contained herein shall survive the closing.

FACSIMILE/FAX AUTHORITY: Offers, acceptances, and notices required by this contract can be delivered by Facsimile/FAX.

DEFAULT: If Purchaser defaults, Seller may pursue legal remedies, or may cancel the contract and claim the deposit as liquidated damages. If Seller defaults, Purchaser may enforce this contract, demand a refund of the deposit in termination of this contract or pursue legal remedies. TIME IS OF THE ESSENCE FOR THE PERFORMANCE OF THIS CONTRACT.

DISPUTE RESOLUTION: The Michigan Association of REALTORS(R) and the American
      Arbitration Association have established an arbitration service for resolving disputes arising from real estate transactions. Seller and Purchaser acknowledge that they are advised that the MAR/AAA Dispute Resolution Agreement exists. This program is one of several alternatives for resolving disputes.

           ALL PARTIES ARE ADVISED TO SEEK THE ADVICE OF AN ATTORNEY.

WITNESS: /s/ Ronald D. Marten      PURCHASER:   /s/ Noraldeen M. Ridha   8/28/98
-----------------------------                   --------------------------------
                                                 Noraldeen M. Ridha      (Date)

                                                /s/ S. Jaffar            8/28/98
-----------------------------                   --------------------------------
                                                 Dr. Salam Jaffar        (Date)

WITNESS:                           SELLER:    /s/ R. R. Bower            9/2/98
-----------------------------                   --------------------------------
                                                    Robert R. Bower       (Date)


-----------------------------                   --------------------------------
                                                                          (Date)

I HAVE RECEIVED A FULLY EXECUTED COPY OF THIS CONTRACT.
PURCHASERS' INITIALS     /                  SELLERS' INITIALS  /s/ RRB   /
                    ----- -----                              -------------------
     (Date)             /                           (Date)     9/2/98    /
               -------   -------                            --------------------

                                    ADDENDUM

           THIS CONTRACT is subject to and contingent upon completion of the following items. All contingencies will be removed in writing by the date specified below. If any contingency in this contract is not removed in writing by the required date, this contract becomes voidable. After the required contingency removal date, and until the contingency is removed, either party may terminate the contract by written notice to the other party, at which time the earnest money will be returned to the Purchaser in full.

      1. A contractor's inspection of the property at Purchasers expense, resulting in a report satisfactory to Purchaser. This contingency is to be removed on or before October 1, 1998.

      2. Phase I environmental report at Purchasers expense, resulting in a satisfactory report to Purchaser and Purchasers financing institution. This contingency is to be removed on or before November 1, 1998.

      3. Seller providing a complete set of as-built blue prints along with any and all environmental reports in Sellers possession to Purchaser. This contingency to be removed on or before September 10, 1998.

      4. Seller agrees to install 11/2" Public Water service to the building. Installation and all required fees for tap-in permits and contractors are to be paid for by the Seller. Installation and unconditional waivers of liens to be completed and certified to the title instance company before closing.

WITNESS

 /s/ Ronald D. Marten        Purchasers:   /s/  Noraldeen M. Ridha      8/28/98
---------------------                      -------------------------------------

                                           /s/ S. Jaffar                8/28/98
---------------------                      -------------------------------------

                             Sellers:                    /s/ R.R. Bower
---------------------                                    -----------------------
   -------
                                           Sr. VP Finance                 9/2/98
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